UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 25, 2017 (September 27, 2017)

WAVE SYNC CORP.

 (Exact name of registrant as specified in its charter)

Delaware	001-34113	74-2559866
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Middlebury Blvd, Unit 3, Randolph, NJ 07869
(Address of principal executive offices)

Registrant’s telephone number, including area code:  646-952-8674

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

ITEM 5.02	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On September 27, 2017, Mr. Pok Kam Li resigned as a member of the Board of Directors (the “Board”) of Wave Sync Corp. (the “Company”). On October 19, 2017, the Board appointed Ms. Minqin Tang to the Board to fill the vacancy created by Mr. Li’s resignation. Mr. Pok Kam Li resigned from the Board of the Company for personal reasons and not as a result of any disputes or disagreements between Mr. Li and the Company on any matter relating to the Company’s operations, policies or practices.

Ms. Minqin Tang, 31 years old, since July 2014 has served as an Executive Producer at Premier Event Management in New York. From June 2013 to the date hereof, Minqin serves as the Chief Executive Officer for Excelture Group LLC in New York. Ms. Tang is a founding member of the US China Federal Association of Business Councils, which began in September 2011. From 2012 to 2015, Ms. Tang was a partner in Tutami Learnings LLC and from 2011 to 2014 Ms. Tang was a consultant at Weiming Education. Ms. Tang started her career as a Tax Associate at PriceWaterhouseCoopers, LLP in 2008. She received a bachelor degree in accounting from University of International Business and Economics in China in 2007 and a master in accountancy science from University of Illinois at Urbana-Champaign in 2008. Ms. Tang has been a chartered certified accountant from 2004.

There are no arrangements or understandings between the Company and Ms. Minqin Tang and any other person or persons pursuant to which Ms. Tang was appointed as a member of the Board and there is no family relationship between Ms. Tang and any other director or executive officer of the Company or any person nominated or chosen by the Company to become a director or executive officer.

There are no transactions between the Company and Ms. Tang that are reportable pursuant to Item 404(a) of Regulation SK. The Company did not enter into or materially amend any material plan, contract or arrangement with Ms. Tang in connection with her appointment as a member of the Board.

On October 20, 2017, the Company entered into an employment agreement (the “Employment Agreement”) with Mr. Yang Liu, pursuant to which he serves as the Company’s Chief Executive Officer. In accordance with the Employment Agreement, the Company shall pay Mr. Liu a base salary of $72,000 per year with the regular executive benefits and vacations. In connection with Mr. Liu’s service as the Chief Executive Officer of the Company, Mr. Liu was granted non-qualified stock options (the “Options”) to purchase an aggregate of 1,050,000 shares of the Company’s common stock at an exercise price of $1.00 per share, exercisable for five years. The Options shall vest in three years in equal amounts with 350,000 on October 19, 2018, 350,000 on October 19, 2019 and 350,000 on October 19, 2020. The Employment Agreement has a term of three years and can be renewed automatically for successive one-year periods.

The foregoing description of the terms of the Employment Agreement is not complete and is qualified in its entirety by reference to the full text thereof, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

10.1	Employment Agreement dated October 20, 2017

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

October 25, 2017	WAVE SYNC CORP.

	By:	/s/ Yang Liu
	Name:	Yang Liu
	Title:	Chief Executive Officer

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